Form N-SAR, Sub-Item 77q1(e)
Any new or amended investment advisory contracts


Nuveen Insured New York Dividend
Advantage Municipal Fund
333-85706
811-09473

We hereby incorporate by reference the form of the new Investment Management Agreement filed in Proxy materials in the SEC filing on August
22, 2007, under Conformed Submission Type DEF
14A, accession number 0000950134-07-018732.